Winthrop Focus Funds
             For the period November 1, 1994 through October 31,1995
                         NSAR #77.0 - 10f.3 Transactions
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Exhibit
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77.B      Accountant's report on internal control

77.0-1    Transactions effected pursuant to Rule 10f-3

77.0-2    Underwriting syndicate's members - Winthrop Aggressive Growth Fund
                                                  - Thompson PBE Inc.

77.0-3    Information upon which the determination described in paragraph (h)
          (3) of Rule 10f-3 was made